Exhibit 5.1

TROUTMAN PEPPER HAMILTON SANDERS LLP

Attorneys at Law

Troutman Pepper Building

P.O. Box 1122 (23218-1122)

1001 Haxall Point

Richmond, Virginia 23219

804.697.1200 telephone

804.697.1339 facsimile

troutman.com

February 28, 2024

The Board of Directors

C&F Financial Corporation

3600 La Grange Parkway

Toano, Virginia 23168

Registration Statement on Form S-8

Members of the Board of Directors:

We have acted as counsel to C&F Financial Corporation, a Virginia corporation (the “Company”), in connection with the filing by the Company of the above-referenced registration statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), whereby an additional 100,000 shares (the “Shares”) of common stock, $1.00 par value per share (the “Common Stock”), of the Company are registered to be issued in accordance with the SBA Defined Contribution Plan for Citizens and Farmers Bank, maintained by the Company (the “401(k) Plan”).  The issuance of the Shares pursuant to the Plan was approved by the Board of Directors of the Company (the “Board”) on February 20, 2024.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Articles of Incorporation, as amended to date (the “Articles”), and the Amended and Restated Bylaws, as amended to date, (ii) the resolutions (the “Resolutions”) of the Board with respect to the offering and issuance of the Shares under the 401(k) Plan and certain related matters, (iii) the 401(k) Plan and (iv) the Registration Statement and exhibits thereto.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures, including electronic signatures, not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy

The Board of Directors

C&F Financial Corporation

February 28, 2024

and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on the foregoing, and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares which constitute original issuance securities have been duly authorized and, when and if issued in accordance with the Articles, the 401(k) Plan, the Registration Statement and the Resolutions (assuming that, upon any issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles), such  Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the Commonwealth of Virginia and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Virginia), municipal law or the laws of any local agencies within any state (including, without limitation, Virginia).  This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP